Exhibit 10.16(iv)

AMENDMENT NO. 1 TO SUBLEASE

This Amendment No. 1 to Sublease is entered into as of the 30th day of January, 2006, by and between Interactive Intelligence, Inc., an Indiana corporation ("Sublandlord"), and ANGEL Learning, Inc., f/k/a Cyberlerning Labs, Inc., an Indiana corporation ("Subtenant").

W I T N E S S E T H:

WHEREAS, the following facts are true:

A.  Sublandlord and Subtenant entered into a Sublease dated as of December 29, 2004 (the "Sublease"), pursuant to which Subtenant sublet certain premises located in 7601 Interactive Way, Indianapolis, Indiana;

B.  The Sublease provided Subtenant an option to expand the "Premises;"

C.  Subtenant desires to exercise its option to expand as provided in the Sublease, but as modified by this document;

D.  Sublandlord has agreed to the modification contained herein.

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Capitalized terms used herein but not defined shall have the meaning set forth in the Sublease.

2.  Commencing on March 1, 2006, the Premises shall consist of approximately 11,980 rentable square feet, located on the first floor of the Leased Premises. The Premises is depicted on the attached Exhibit A. Exhibit A replaces Exhibit B to the Sublease.

3.  Commencing on March 1, 2006, and ending on February 28, 2007, Minimum Annual Rent shall be $192,878.04, payable in Monthly Rental Installments of $16,073.17. Beginning on March 1, 2007 through the expiration of the Original Term, Minimum Annual Rent shall be $198,867.96, payable in Monthly Rental Installments of $16,572.33.

4.  Sublandlord shall provide an allowance for Tenant Finish Improvements in an amount not to exceed Thirty-Nine Thousand Three Hundred Seventy-Five Dollars ($39,375.00) for the Expansion Space. The terms of Section 6 of the Sublease shall govern such allowance. Subtenant confirms that the Tenant Finish Allowance originally set forth in Section 6 has been paid in full.

5.  Section 10 of the Sublease is deleted in its entirety.

6.  Section 11 of the Sublease is deleted in its entirety.

7.  The amount of the Security Deposit will be increased to $16,073.17.

8.  In all other respects, the Sublease shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Sublease as of the date and year first above written.

"Sublandlord"

INTERACTIVE INTELLIGENCE, INC.

By:  /s/ Stephen R. Head

Printed: Stephen R. Head

Title:  Chief Financial Officer

"Subtenant"

ANGEL LEARNING, INC.

By:  /s/ Christopher D. Clapp

Printed: Christopher D. Clapp

Title:  President and CEO

STATE OF INDIANA  )
)SS:
COUNTY OF MARION )

Before me, a Notary Public in and for said County and State, personally appeared Stephen R. Head, the Chief Financial Officer of Interactive Intelligence, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Amendment No. 1 to Sublease" on behalf of said corporation.

Witness my hand and Notarial Seal this 30th day of January, 2006.

/s/ Traci L. Shaw_____________
Notary Public

Traci L. Shaw _______________
(Printed Signature)

My Commission Expires: 3/14/07___________

My County of Residence: Marion___________, Indiana.

STATE OF INDIANA  )
)SS:
COUNTY OF MARION )

Before me, a Notary Public in and for said County and State, personally appeared Christopher D. Clapp, the President and CEO of CyberLearningLabs, Inc., an Indiana corporation, who acknowledged the execution of the foregoing "Amendment No. 1 to Sublease" on behalf of said corporation.

Witness my hand and Notarial Seal this 30th day of January, 2006.

/s/ Traci L. Shaw_____________
Notary Public

Traci L. Shaw _______________
(Printed Signature)

My Commission Expires: 3/14/07___________

My County of Residence: Marion___________, Indiana.

CONSENT AND ACCEPTANCE

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, as Landlord under the Master Lease, hereby consents to the Amendment No. 1 to Sublease of the Master Lease; provided, however, that such Sublease does not affect or release any liability of Sublandlord under the terms and obligations of the Master Lease.

Landlord hereby further consents to the construction of certain alterations and/or improvements within the Subleased Premises in accordance with Exhibit D attached hereto (the “Improvements”) and in accordance with the provisions of Section 7.03 of the Master Lease, subject to the following additional terms and conditions. Notwithstanding anything contained in Section 7.03 or any other provision of the Master Lease to the contrary, upon written request by Landlord, Sublandlord shall remove all said Improvements and restore the Subleased Premises to its original condition upon the expiration or earlier termination of the Sublease. If any subsequent alterations or improvements are constructed or installed in the Subleased Premises, Sublandlord or Subtenant shall, upon written request from Landlord, upon the expiration or earlier termination of the Sublease, remove all such subsequent alterations or improvements and restore the Subleased Premises to the condition existing prior to the construction of such items. Nothing contained herein shall constitute a consent by Landlord to any alterations or improvements in the Subleased Premises other than the Improvements, which may only be made in accordance with the provisions of the Master Lease.

This Consent and Acceptance of the foregoing Sublease shall not constitute a consent by Landlord to any further subletting or assignments of the entire or any portion of the Leased Premises.

"Landlord"

DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership

By:  Duke Realty Corporation, its general partner

By: /s/ Jennifer K. Burk
Jennifer K. Burk
Senior Vice President
Indiana Office